USA VIDEO INTERACTIVE CORP.

2007 STOCK OPTION PLAN

1.

PURPOSE  OF  PLAN

The  purpose  of  this 2007 Stock Option Plan (the "Plan") is to assist USA Video  Interactive  Corp. (the "Company") and any parent or subsidiary (together with  the  Company,  the  "Companies") in the continued employment or service of officers,  employees, consultants and directors by offering them a greater stake in  the  Companies' success and a closer identity with the Companies, and to aid in  attracting  individuals whose employment or services would be helpful to the Companies  and  would  contribute  to  their  success.

2.

DEFINITIONS

(a)

"Board"  means  the  board  of  directors  of  the  Company.

(b)

"Code"  means  the  Internal  Revenue  Code  of  1986,  as  amended.

(c)

"Committee"  means  the  committee  described  in  Paragraph  5.

(d)

"Companies" means the Company and any parent or subsidiary, as defined in  Sections  424(e)  and  424(f)  of  the  Code.

(e)

"Date  of  Grant"  means the date on which an Option is granted, or on which  the  exercise  price  of  an  outstanding  Option  is modified.

(f)

"Exercise  Price"  means the price per Share that an Optionee must pay in  order  to  exercise  an  Option.

(g)

"Incentive Stock Option" shall mean an Option granted under the Plan, designated at the time of such grant as an incentive stock option (and qualifying  as  such under Section 422 of the Code) and containing the terms  specified  herein  for  incentive  stock  options.

(h)

"Non-Qualified  Option"  shall  mean an Option granted under the Plan, which  is  designated  at  the  time  of such grant as a non-qualified option,  which  contains  the terms specified herein for non-qualified options,  and  which  fails  to  qualify  as an Incentive Stock Option within  the  meaning  of  Section  422  of  the  Code.

(i)

"Option"  means  any stock option granted under the Plan and described either  in  Paragraph  3(a)  or  3(b).

(j)

"Option  Agreement"  shall  have the meaning set forth in Paragraph 7.

(k)

"Optionee" means a person to whom an Option has been granted under the Plan,  which  Option  has  not  been  exercised and has not expired or terminated.

(l)

"Shares"  means  common  shares,  no  par  value,  of  the  Company.

(m)

"Ten  Percent Shareholder" means a person who on the Date of the Grant owns,  either  directly or within the meaning of the attribution rules contained  in  Section  424(d) of the Code, stock possessing more than ten percent of the total combined voting power of all classes of stock of  his  or  her  employer  corporation or of its parent or subsidiary corporations,  as  defined  respectively in Sections 424(e) and (f) of the  Code.

(n)

"Value"  means  on any given date, the fair market value of the Shares as  determined  by the Board or the Committee, taking into account all information  that  the  Board  or  the  Committee  considers relevant, including  applicable  provisions  of  the  Code  and  rulings  and regulations  thereunder.

3.

RIGHTS  TO  BE  GRANTED

Rights  that  may  be  granted  under  the  Plan  are:

(a)

Incentive  Stock  Options,  that  give  the  Optionee  the right for a specified  time  period to purchase a specified number of Shares at an Exercise  Price  not  less  than  that  specified  in  Paragraph 7(a).

(b)

Non-Qualified  Options,  that  give  the  Optionee  the  right  for  a specified  time  period to purchase a specified number of Shares at an Exercise  Price  not  less  than  that  specified  in  Paragraph 7(a).

4.

STOCK  SUBJECT  TO  PLAN

The maximum number of Shares that may be issued under the Plan is 16,000,000 Shares, subject to adjustment pursuant to the provisions of Paragraph 10.  If an Option  terminates without having been exercised in whole or part, other Options may  be  granted  covering  the Shares as to which the Option was not exercised.  Notwithstanding  anything  to  the contrary contained in the Plan, the aggregate number  of Shares issued to an Optionee on the exercise of Options granted under the  Plan,  or  reserved  for issuance to an Optionee on the exercise of Options granted  under  the Plan, may not exceed ten percent (10%) of the maximum number of  Shares  authorized  to  be issued on the exercise of Options under the Plan.

5.

ADMINISTRATION  OF  PLAN

(a)

The  Plan  shall  be administered, and the grant of Options under this Plan  shall  be  approved in advance, by the Board, or if the Board by resolution  so  decides, by a stock option committee (the "Committee") designated  by  the  Board, the members of which shall be appointed by and  serve  on  such  Committee  at  the  pleasure  of  the  Board.

(b)

To  the extent required for transactions under the Plan to qualify for exemptions  available  under  Rule  16b-3  promulgated  under the U.S. Securities  Act  ("Rule  16b-3"),  if  the  Board  shall  delegate its authority to the Committee then each member of the Committee will be a "Non-Employee  Director"  within  the  meaning  of  Rule 16b-3. To the extent required for compensation realized from the exercise of options issued  under  the  Plan to be deductible by the Company or any of the Companies  pursuant to Section 162(m) of the Code, the members of said Committee  will  be  "outside directors" within the meaning of Section 162(m)  of  the  Code.

6.

GRANTING  OF  OPTIONS

(a)

Subject  to  Paragraph  7  hereof, the Company may, from time to time, designate:  the  officers,  employees, consultants and/or directors of any  of  the  Companies  to whom Options may be granted; the number of Shares covered by an Option; the relevant Exercise Price of an Option; the  vesting  provisions  of  an  Option;  and  the term of an Option.

(b)

An  Incentive  Stock  Option  shall  not  be  granted to a director or consultant  of  any  of the Companies unless, as of the Date of Grant, such  director or consultant is also an officer or key employee of any of  the  Companies.

(c)

An  Incentive  Stock  Option  shall  not  be  granted to a Ten Percent Shareholder  except  on  such  terms concerning the Exercise Price and period of exercise as are provided in Paragraph 7 with respect to such a  person.

(d)

Any  Option granted under the Plan shall be subject to the requirement that,  if  at any time counsel to the Company shall determine that the listing,  registration  or qualification of the Shares subject to such Option upon any securities exchange or other self-regulatory entity or under  any  law  or  regulation of any jurisdiction, or the consent or approval of any securities exchange or other self-regulatory entity or any  governmental  or regulatory body, is necessary as a condition of, or  in  connection  with,  the grant or exercise of such option or the issuance  or  purchase  of  Shares  hereunder,  such option may not be accepted  or  exercised  in  whole  or  in  part  unless such listing, registration,  qualification,  consent  or  approval  shall  have been effected  or  obtained  on conditions acceptable to the Board. Nothing herein  shall  be  deemed  to  require  the Company to apply for or to obtain such listing, registration, qualification, consent or approval.

(e)

So  long  as  the  Shares  are traded on the TSX Venture Exchange ("TSX"),  all  options  granted  under the Plan shall comply with the policies  of  the  TSX,  including,  but  not limited to, the maximum number of Shares issuable under Options that may be granted to any one person  and  any restrictions from trading Shares issued upon exercise of  Options.

(f)

The  exercise  price  of  any  Option will not be reduced without TSX approval  and,  in  addition,  if  the  Optionee  is an insider of the Company,  disinterested  shareholder approval will be required for any such  reduction  in  the  exercise  price.  "Disinterested shareholder approval" means approval by a majority of the shareholders who vote on the  resolution,  provided  that  the  insiders of the Company who are Optionees  under  the  Plan  and their associates may not vote on that resolution.  An  "insider"  is  any executive officer, director or Ten Percent Shareholder of the Company. An "associate" of any person is: a partner  of  that person; a trust or estate in which that person has a substantial  beneficial  interest  or in which that person serves as a trustee  or executor; a company of which that person beneficially owns or  controls,  directly or indirectly, voting securities carrying more than  10%  of  the voting rights; the spouse (including a "common law" spouse) or child of that person if that person is an individual; and a relative  of  that  person  or  that  person's spouse if that relative resides  in  the  same  home  as  that  person.  Holders of non-voting securities,  if any, of the Company shall have full voting rights on a resolution  requiring  disinterested  shareholder  approval under this subsection.

(g)

For  Options  granted  to employees, consultants or management company employees,  the  Company  hereby  represents  to  the  TSX  that such Optionee  is  a  bona  fide employee, consultant or management company employee,  as  the  case may be, of at least one of the Companies. The terms "employee," "consultant" and "management company employee" shall have  the  meanings  set  out  in  TSX  Policy  4.4.

(h)

The number of Shares that may be issued to any one consultant within any twelve month period may not exceed 2% of the Outstanding Issue at the time of granting.

(i)

The number of Shares that may be issued to an employee, consultant or director conducting investor relations activities within any twelve month period may not exceed 2% of the Outstanding Issue at the time of granting;

7.

OPTION  AGREEMENTS  AND  TERMS

Each Option shall be granted within ten (10) years of the date on which the Plan  is  adopted  by  the  Board  or  the  date  the  Plan  is  approved by the shareholders  of  the  Company,  whichever  is  earlier.  Each  Option  shall be evidenced by an option agreement that shall be executed on behalf of the Company and  by  the  respective  Optionee  ("Option  Agreement"),  in  such  form  not inconsistent  with  the Plan as the Board or the Committee may from time to time determine,  provided that the substance of this Paragraph 7 be included therein. The  terms  of  each  Option  Agreement  shall be consistent with the following:

(a)

Exercise  Price.  In  the case of a Non-Qualified Option, the Exercise Price  per  Share  shall not be less than eighty-five percent (85%) of the  Value  of  such  Share  on  the  Date of Grant. In the case of an Incentive Stock Option, the Exercise Price per share shall not be less than one hundred percent (100%) of the Value of such Share on the Date of  Grant;  provided  that with respect to any Incentive Stock Options granted  to  a  Ten  Percent Shareholder, the Exercise Price per Share shall  not be less than one hundred ten percent (110%) of the Value of such  Share  on  the  Date of Grant; provided, that for so long as the Shares are traded on the TSX Venture Exchange, no Option shall be granted  having  an  exercise  price  that  is  less  than the minimum exercise  price permitted under the rules of such exchange at the time of  grant.

(b)

Restriction  on  Transferability. No Option granted hereunder shall be pledged,  hypothecated,  charged,  transferred,  assigned or otherwise encumbered  or  disposed of by the Optionee, whether voluntarily or by operation  of  law,  otherwise than by will or the laws of descent and distribution,  and  any  attempt to do so will cause such Option to be null and void. During the lifetime of the Optionee, an Option shall be exercisable  only by him. Upon the death of an Optionee, the person to whom  the  rights  shall have passed by will or by the laws of descent and  distribution  may  exercise  any  Option  in  accordance with the provisions  of  Paragraph  7(e).

(c)

Payment.  Full  payment  for  Shares purchased upon the exercise of an Option shall be made in cash or by wire transfer (at the option of the Optionee),  certified  check,  cashier's  check or personal  check  . Upon the exercise of an Option, the Company shall have the right to require the Optionee  to  remit  to  the  Company,  in  cash  or by wire transfer, certified  check,  cashier's  check  or  personal  check,  an  amount sufficient  to  satisfy  all U.S. federal, state and local withholding tax  requirements  prior  to  the  delivery  by  the  Company  of  any certificate  for  Shares.

(d)

Issuance  of  Certificates.  Upon  payment  of  the  Exercise Price, a certificate  for  the  number  of  Shares  shall  be delivered to such Optionee  by  the Company. If listed on a national securities exchange or  the  TSX  Venture  Exchange,  or  quoted  on the NASDAQ Stock Market, the Company shall not be obligated to deliver any certificates for  Shares  until  (A)(i) such Shares have been listed (or authorized for  listing  upon  official  notice  of  issuance) on each securities exchange  upon  which the outstanding Shares at the time are listed or (ii)  if the outstanding Shares are quoted on the NASDAQ Stock Market, such Shares have been approved for quotation thereon and (B) there has been  compliance with such laws or regulations as the Company may deem applicable.  The  Company shall use commercially reasonable efforts to effect  such  listing  or  reporting  and  compliance  as  promptly as practical.

(e)

Periods  of  Exercise  of  Options.  An Option shall be exercisable in whole  or  in  part  for  such  time  as  may  be stated in the Option Agreement,  provided  that:

(i)

an  Incentive  Stock  Option granted to a Ten Percent Shareholder shall  in  no  event be exercisable after five (5) years from the Date  of  Grant,  and  all  other  Options  shall  in no event be exercisable  after  ten  (10)  years  from  the  Date  of  Grant; provided,  that  for  so  long  as  the  Shares are traded on the TSX  Venture  Exchange,  no Option shall be granted having a term  in  excess  of  five years or such other period as provided under  the  rules  of  such  exchange  at  the  time  of  grant.

(ii)

Incentive  Stock  Options  shall be subject to the limitation set forth  in  Paragraph  8;

(iii)

if  an Optionee ceases to be employed by, or ceases to serve as an  officer or director of, at least one of the Companies for any reason other than death, disability or termination for cause, any Option or unexercised portion thereof shall not be exercisable by such  Optionee  after  three  months  from  the date the Optionee ceases  to  be  employed  by, or ceases to serve as an officer or director  of,  at  least  one  of  the  Companies;

(iv)

if an Optionee ceases to be employed or retained by, or ceases to serve as an officer  or  director of, at least one of the Companies, and such employment  or  service  was  terminated for cause, any Option or unexercised  portion  thereof  shall  terminate  forthwith;

(v)

if an Optionee ceases to be employed by, or ceases to serve as an officer  or  director  of,  at  least one of the Companies due to disability,  any  Option or unexercised portion thereof shall not be  exercisable by such Optionee after one year from the date the Optionee  ceases  to  be  employed  by,  or ceases to serve as an officer,  consultant  or  director  of,  at  least  one  of  the Companies;  and

(vi)

if an Optionee ceases to be employed or retained by, or ceases to serve as an officer,  consultant or director of, one or more of the Companies due to death, any Option or unexercised portion thereof shall not be  exercisable  after  one year from the date of death; provided that in such event, the person to whom the rights of the Optionee shall  have  passed  by  will  or  by  the  laws  of  descent and distribution  may  exercise  any of the decedent's Options to the extent  determined  by the Company in its discretion, even if the date  of exercise is within any time period before or after which such  Option  would  not  be  exercisable  under  the  Plan.

(vii)

Notwithstanding anything to the contrary in this Section 7, for so  long as the Shares are traded on the TSX, any Option granted to  an Optionee engaged in providing investor relations services, as  defined  in  TSX Policy 1.1, to one or more of the Companies shall  not  be  exercisable  after  (a) 90 days from the date the Optionee  ceases  to be employed by at least one of the Companies by  reason of disability, (b) one year from the date the Optionee ceases  to be employed by at least one of the Companies by reason of death, and (c) 30 days from the date the Optionee ceases to be employed  by,  or  to  provide investor relations services to, at least  one  of the Companies for any reason other than disability or  death.

(f)

Date  of Exercise. The date of exercise of an Option shall be the date on which written notice of exercise is hand delivered or telecopied to the Company, attention: Secretary; provided that the Company shall not be  obliged  to  deliver  any  certificates for Shares pursuant to the exercise  of an Option until the Optionee shall have made full payment for  such Shares in accordance with Paragraph 7(c). Each such exercise shall  be  irrevocable  when given. Each notice of exercise must state whether  the  Optionee  is  exercising  an Incentive Stock Option or a Non-Qualified  Option and must include a statement of preference as to the  manner  in which payment to the Company shall be made (cash, wire transfer,  certified  check,  cashier's  check  or  personal  check). Moreover, if required by the Board or Committee by notification to the Optionee  at  the  time  of  granting  of  the  option,  it shall be a condition  of  such  exercise  that  the Optionee represent that he is purchasing  the  Shares  in  respect  of  which  the  Option  is being exercised  for  investment  only  and  not  with  a  view to resale or distribution.

(g)

Termination  of Status. For the purposes of the Plan, a transfer of an employee,  officer, consultant or director between two companies, each of  which is a company considered to be either a parent of the Company within  the  meaning  of Section 424(e) of the Code or a subsidiary of the  Company  within  the meaning of Section 424(f) of the Code, shall not  be  deemed  a  termination  of  employment  or  of  service as an employee,  officer,  consultant  or  director.

(h)

No Relation between Incentive Stock Options and Non-Qualified Options. The  grant, exercise, termination or expiration of any Incentive Stock Option  granted  to  an  Optionee  shall  have  no  effect  upon  any Non-Qualified  Option  held  by  such  Optionee,  nor shall the grant, exercise,  termination  or  expiration  of  any  Non-Qualified  Option granted to an Optionee have any effect upon any Incentive Stock Option held  by  such  Optionee.

8.

LIMITATION  ON  EXERCISE  OF  INCENTIVE  STOCK  OPTIONS

The aggregate fair market value (determined as of the Date of Grant) of the Shares  with  respect  to  which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan (and any other plan  of his employer corporation and its parent and subsidiary corporations, as defined  respectively  in Sections 424(e) and (f) of the Code), shall not exceed One  Hundred  Thousand Dollars in U.S. funds (US $100,000).  Accordingly, to the extent that the aggregate fair market value (determined as of the Date of Grant) of  the Shares with respect to which Incentive Stock Options (determined without reference to this Paragraph 8) are exercisable for the first time by an Optionee during  any  calendar  year  under this Plan (and any other plan of his employer corporation  and its parent and subsidiary corporations, as defined respectively in  Sections 424(e) and (f) of the Code) exceeds One Hundred Thousand Dollars in U.S.  funds  (US $100,000), such Options will be treated as Nonqualified Options (i.e.,  options  which  fail  to  qualify  as incentive stock options within the meaning  of  Section  422  of the Code) in accordance with Section 422(d) of the Code.

9.

RIGHTS  AS  A  SHAREHOLDER

The  Optionee  (or  his personal representatives or legatees) shall have no rights  whatsoever  as  a  shareholder  in  respect of any Shares covered by his option until the date of issuance of a share certificate to him (or his personal representatives  or  legatees) for such Shares.  Without in any way limiting the generality  of the foregoing, no adjustment shall be made for dividends or other rights  for which the record date is prior to the date such share certificate is issued.

10.

CHANGES  IN  CAPITALIZATION

In  the  event  of  a  stock  dividend,  stock  split,  recapitalization, combination,  subdivision,  issuance  of  rights  to  all stockholders, or other similar  corporate  change,  the  Company  shall  make  such  adjustment  in the aggregate  number of Shares that may be issued under the Plan, and the number of Shares  subject  to, and the Exercise Price of, each then-outstanding Option, as it,  in  its  sole  and  absolute  discretion,  deems  appropriate.

11.

MERGERS, DISPOSITIONS AND CERTAIN OTHER TRANSACTIONS

If  during  the  term  of  any  Option, the Company shall be merged into or consolidated  with  or  otherwise  combined  with  another  person or entity, or substantially all of the property or stock of the Company is acquired by another person or entity, or there is a divisive reorganization, spin-off or liquidation or partial liquidation of the Company ("Reorganization"), the Company may choose to  take  no action with regard to the Options outstanding or to take any of the following  courses  of  action:

(a)

The  Company  may  provide  in  any agreement with respect to any such Reorganization  that the surviving, new or acquiring corporation shall grant  options  to the Optionees to acquire shares in such corporation with  respect  to  which  the  excess  of the fair market value of the shares  of  such corporation subject to such options immediately after the  consummation  of  such Reorganization over the aggregate exercise price  of  such  options  shall  not be greater than the excess of the aggregate value of the Shares over the aggregate Exercise Price of the Options  immediately prior to the consummation of such Reorganization; and  that  the  grant  of  such options after the consummation of such Reorganization  would  not  give the Optionees any additional benefits that  the  Optionees  did  not  have  before  the consummation of such Reorganization;  or

(b)

If  the Board shall determine that such action is reasonable under the circumstances,  it may give each Optionee the right, immediately prior to the consummation of such Reorganization, to exercise his Options in whole  or  in  part, without regard to any restrictions on the time of exercise  otherwise imposed pursuant to Paragraph 7(e) of the Plan, or the  Board  may  take  such  other  action as it shall determine to be reasonable  under  the  circumstances  in order to permit Optionees to realize  the  value  of  rights  granted  to  them  under  the  Plan.

12.

PLAN  NOT  TO  AFFECT  EMPLOYMENT

Neither  the  Plan  nor any Option granted thereunder shall confer upon any employee,  officer,  consultant or director of any of the Companies any right to continue  in  the  employment  or  service  of  any  of  the  Companies.

13.

INTERPRETATION

The  Board  or the Committee shall have the power to interpret the Plan and to  adopt,  amend  and  rescind  rules  for  putting  the  Plan  into effect and administering  it.  The  administration,  interpretation,  construction  and application  of  the  Plan  and  any provisions thereof made by the Board or the Committee  shall  be final and binding on all Optionees and on any other persons eligible  under the provisions of the Plan to participate therein.  No member of the  Board  or  Committee  shall  be  liable  for  any  action  taken or for any determination  made  in  good  faith  in  connection  with  the  administration, interpretation,  construction  or  application of the Plan.  It is intended that the  Incentive Stock Options shall constitute incentive stock options within the meaning  of  Section  422  of  the  Code,  that  the Non-Qualified Options shall constitute  property  subject to U.S. Federal income tax at exercise pursuant to the  provisions  of  Section 83 of the Code, and that the Plan shall qualify for the  exemption  available under Rule 16b-3.  The provisions of the Plan shall be interpreted  and  applied  insofar  as  possible  to  carry  out  such  intent.

14.

AMENDMENT  OR  DISCONTINUANCE  OF  THE  PLAN

The  Board  may,  subject  to regulatory approval, amend or discontinue the Plan  at  any time, provided, however, that no such amendment may materially and adversely  affect  any option rights previously granted to an Optionee under the Plan  without  the written consent of the Optionee or other person then entitled to  exercise  such  Option,  except  to  the  extent  required  by law or by the regulations,  rules,  by-laws  or  policies of any regulatory authority or stock exchange.  However,  any  amendment  of  this  Plan  that  would (a) increase or decrease  the  number  of  Shares that may be issued pursuant to Options granted under  this  Plan  or  (b)  modify  the  requirements  as  to  eligibility  for participation  in  this  Plan,  shall  be  effective  only  if such amendment is approved by the shareholders of the Company within twelve months before or after the  date  on  which such amendment is adopted by the Board and, if required, is also approved by any securities and stock exchange regulatory authorities having jurisdiction  over  the  Shares.

15.

SECURITIES  LAWS

The  Company shall have the power to make each grant under the Plan subject to  such conditions as it deems necessary or appropriate to comply with the then existing rules and regulations of the Securities and Exchange Commission and the applicable  laws  and  regulations  of  any  other  jurisdiction.

16.

EFFECTIVE  DATE  AND  TERM  OF  PLAN

The  Plan  shall  become  effective  on the date the Plan is adopted by the Board, and, unless sooner terminated by the Board, shall expire on the date that is  ten  years  after  the date on which the Plan is adopted by the Board or the date  the  Plan  is approved by the Company's shareholders, whichever is earlier ("Expiration  Date").  No Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders within  twelve months before or after the date the Plan is adopted by the Board, and  no  Option  may  be  granted  under the Plan following the Expiration Date.

17.

GOVERNING  LAW

The  Plan  and  all  matters  to  which  reference  is made herein shall be governed  by  and  interpreted  in accordance with the laws of Wyoming, provided that,  notwithstanding such choice of law, the federal laws of the United States shall  be  applicable herein to the extent specified or to the extent compliance with  such  laws  is  mandatory.

By order of the Board of Directors of USA Video Interactive Corp.